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                                                                    Exhibit 10.3

                                 PROMISSORY NOTE



$10,000,000                                       DATED AS OF: NOVEMBER 12, 1999


         FOR VALUE RECEIVED, the undersigned, EDISON SCHOOLS INC., a Delaware corporation (the "BORROWER"), hereby absolutely and unconditionally promises to pay to IMPERIAL BANK (the "HOLDER"), or order, on or before the FINAL MATURITY DATE, the principal sum of TEN MILLION DOLLARS ($10,000,000), or, if less, the aggregate unpaid principal amount of all of the Loans made by the original Holder hereof to the Borrower from time to time pursuant to the Credit Agreement referred to below. The Borrower also promises to pay interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount of the Loans from time to time unpaid at the per annum rates applicable to such unpaid principal as provided in the Credit Agreement and to pay interest, to the extent not prohibited by Applicable Law, on overdue interest and other overdue sums payable hereunder at the rates specified in the Credit Agreement, all such interest being payable at the times specified in the Credit Agreement, except that all accrued unpaid interest shall in any event become and be absolutely and unconditionally due and payable at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

         This Note evidences Loans made under, is entitled to the benefits of, and is subject to the provisions of, the Revolving Credit Agreement, dated as of November 12, 1999 (as amended, supplemented, amended and restated or otherwise modified and from time to time in effect, the "CREDIT AGREEMENT"), between the Borrower and the original Holder hereof. The principal of this Note is repayable and prepayable in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement. Terms defined in the Credit Agreement are used herein with the meanings given thereto in the Credit Agreement.

         In case any Event of Default shall at any time occur, the entire unpaid principal of and all unpaid interest accrued on this Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         THIS NOTE SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         Should all or any part of the Indebtedness represented by this Note be collected by action at law, or in Bankruptcy or Insolvency Proceedings or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Borrower hereby
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promises to pay to the Holder of this Note, upon demand by the Holder hereof at any time and from time to time, in addition to principal, interest and all (if any) other sums payable on or in respect of this Note or the Indebtedness evidenced hereby, all court costs and reasonable attorneys' fees and all other reasonable collection charges and expenses incurred or sustained by the Holder hereof.

         The parties hereto, including the Borrower and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to all extensions of time of payment, forbearance and all other indulgences, all without notice.

         IN WITNESS WHEREOF, this PROMISSORY NOTE has been duly executed as an Instrument under seal by and on behalf of EDISON SCHOOLS INC. on and as of the date first above written.


                                              THE BORROWER:

                  [SEAL]                      EDISON SCHOOLS INC.



         ATTEST:                              BY:_______________________________
                                                     NAME:
                                                     TITLE: